Exhibit 99.1

       SOVEREIGN BANCORP, INC. ANNOUNCES 2005 SECOND QUARTER NET INCOME OF
             $183 MILLION AND OPERATING/CASH INCOME OF $197 MILLION;
                 GAAP EPS OF $.47 AND OPERATING/CASH EPS OF $.49

     Financial Highlights

     -- Net income was $183 million, up 40% from $131 million in the same quarter a year ago. Earnings per diluted share for the second quarter of 2005 were $.47, up 16% from $.41 per diluted share in the second quarter of 2004.

     -- Operating/cash earnings were $197 million, up 37% from $143 million in the same quarter a year ago. Operating/cash earnings per diluted share were $.49 per share, up 7% from $.46 per share in the second quarter of 2004.

     -- Efficiency ratio was 48.7% in the second quarter of 2005 as compared to 49.2% in the second quarter of 2004.

     -- Positive operating leverage of 1.1 times year-over-year.

     -- Average deposits increased to $36.2 billion during the quarter, an annualized organic growth rate of 9%; average core deposits (excluding time deposits) increased to $26.8 billion during the quarter, an annualized organic growth rate of 5%.

     -- Average loans increased to $41.4 billion during the quarter, an annualized organic growth rate of 19%.

     -- Operating/cash return on average assets of 1.31% compared to 1.20% in the second quarter of 2004.

     -- Operating/cash return on tangible common equity of 29.1% compared to 24.8% a year ago.

     -- Annualized net charge-offs decreased to .19% of average loans at June
        30, 2005, versus .20% at March 31, 2005 and .43% at June 30, 2004.

     -- Sovereign repurchased 10 million shares during the quarter through our previously announced repurchase program, and a total of 12 million shares for the six months ending June 30, 2005.

     -- Despite this deployment of approximately $215 million of capital during the quarter, the Tier 1 leverage ratio was 6.86% at June 30, 2005 versus 6.96% at March 31, 2005 and 7.13% at June 30, 2004.

    PHILADELPHIA, July 19 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported second quarter 2005 net income in accordance with generally accepted accounting principles of $183 million, or $.47 per diluted share, as compared to $131 million, or $.42 per diluted share, for the second quarter of 2004. Net income in the second quarter of 2005 included a reversal of merger and integration charges related to previous acquisitions of $5.5 million, after-tax, or $.01 per share.

    For the quarter ended June 30, 2005, Sovereign's reported operating/cash earnings increased 37% to $197 million, or $.49 per diluted share, which excluded the above-mentioned reversal of merger and integration charges and $12.2 million or $.03 per share related to amortization of intangible assets, as compared to $143 million, or $.46 per diluted share a year ago, which excluded $12.0 million or $.04 per share related to amortization of intangible assets. Effective in the fourth quarter of 2004, Sovereign combined its definition of operating earnings and cash earnings and the related per share amounts into one number which excludes amortization of core deposit intangibles, in addition to special items. Since some of these items are difficult to predict and make the results of normal operations less clear, management believes the presentation of financial measures excluding the impact of these items provides useful supplemental information in evaluating the operating results of Sovereign's core businesses. A reconciliation of net income to operating/cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Sovereign's net income for the second quarter of 2005 produced annualized returns on average assets and average shareholders' equity of 1.26% and 13.4%, respectively. Operating/cash earnings for the second quarter of 2005 produced annualized operating/cash return on average assets and average tangible shareholders' equity of 1.31% and 29.1%.

    Commenting on results for the second quarter of 2005, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "We are pleased we were able to maintain or show modest improvement in most of our fundamental operating metrics given the challenges presented by a flatter yield curve facing the industry this quarter. Annualized net charge-offs were down slightly from the first quarter to 19 basis points, our efficiency ratio was 48.7%, and operating/cash return on average assets was 1.31%. While commercial loan growth and residential mortgage activity were very strong this quarter, the flattening yield curve and competitive deposit pricing continued to be challenges. In this yield curve environment we have been focused on improving the quality of our balance sheet even though this reduces near-term earnings. We are also emphasizing commercial loan growth and reducing our reliance on lower-yielding investment securities as a percentage of total assets. As a result of these initiatives, our balance sheet growth during the quarter was minimal thereby generating additional excess capital. We accelerated our repurchase efforts in the second quarter by repurchasing 10 million shares, as we saw Sovereign stock as the most attractive use of our excess capital generated during the period," concluded Sidhu.

    Net Interest Income and Margin
    Sovereign reported net interest income of $403 million for the second quarter of 2005, an increase of $71 million, or 21%, compared to the second quarter of 2004. Sovereign's average loan portfolio increased during the second quarter by $2.4 billion to $41.4 billion, reflecting an annualized growth rate of 25%. Excluding the effects of the Waypoint acquisition in the first quarter, average loans increased $1.8 billion during the quarter, an annualized growth rate of 19%. Sovereign's average deposits increased $1.4 billion during the quarter, reflecting an annualized growth rate of 17%. Average core deposits (excludes time deposits) increased during the quarter by approximately $650 million to $26.8 billion, reflecting an annualized growth rate of 10%. Excluding the effects of the Waypoint acquisition in the first quarter, average deposits increased $781 million during the quarter, an annualized growth rate of 9%; average core deposits increased $302 million during the quarter, an annualized growth rate of 5%.

    Net interest margin was 3.13% for the second quarter of 2005, compared to 3.26% in the first quarter of 2005 and 3.22% in the second quarter of 2004. "Higher short-term rates continue to be a positive, however, the benefit is temporarily being more than offset by the increased flattening of the yield curve. With long-term interest rates at continuing low levels, prepayment estimates have remained high, which triggered certain adjustments to our consumer and residential loan portfolios during the quarter," stated Mark R. McCollom, Sovereign's Chief Financial Officer. "Should long-term rates rise in future periods, slower prepayment speeds will benefit consumer and residential loan yields. Loan yields on our commercial loan portfolio expanded nicely during the quarter, up 36 basis points from first quarter levels, while total deposit costs increased 22 basis points during the same period."

    Non-Interest Income
    Consumer and commercial banking fees were very strong during the quarter, up 10% and 8%, respectively, from first quarter 2005 levels. Consumer banking fees increased by $15.0 million to $73.1 million, or 26%, compared to the same period in 2004, primarily driven by growth in loan and deposit fees. "During the second quarter, we began to see results from our new community-based delivery model, which was introduced to our ten markets at the beginning of the year. New consumer checking account average weekly openings were up 16% in the second quarter from first quarter levels," commented McCollom. Commercial banking fees increased $4.9 million to $35.5 million, or 16%, over the same period a year ago, primarily driven by growth in loan fees.

    Mortgage banking revenues for the quarter were $21.5 million, compared to $11.9 million last quarter and $16.4 million in the same quarter a year ago. Due to increased activity in mortgage banking operations, mortgage banking revenue increased $9.6 million from first quarter levels reflecting increased sales activity offset by an impairment charge to increase the valuation reserve for mortgage servicing rights. Mortgage banking results are detailed in the financial tables attached to this release. As of June 30, 2005, mortgage servicing rights, net of reserves of $11.2 million, were $78.1 million and our servicing portfolio was $7.0 billion, with a capitalized cost of 111 basis points.

    Non-Interest Expense
    G&A expenses for the quarter were $273 million, including acquisitions, an increase from $225 million a year ago. On a linked quarter basis, G&A expenses were up $16.3 million due in part to increased marketing efforts, technology spending related to the development of a Healthcare Savings Account product as well as account growth and growth in Internet banking, and commissions and other loan related expenses. "Although second quarter expenses are up from first quarter levels, G&A expenses year-to-date are favorable to our plan. Our efficiency ratio was 48.7% in the second quarter of 2005," commented McCollom.

    On a GAAP basis, Sovereign's effective tax rate was 24.4% in the second quarter; on an operating basis, it was 26.1%.

    Asset Quality
    Sovereign continued to see improvement in net charge-offs during the second quarter of 2005. Annualized net charge-offs decreased to .19% of average loans at June 30, 2005, compared to .20% at March 31, 2005 and .43% at June 30, 2004. Non-performing assets ("NPAs") decreased $13.7 million during the quarter to $173 million at June 30, 2005. NPAs to total assets were .29%, compared to .32% at March 31, 2005. Sovereign's provision for loan losses was $22.0 million this quarter compared to $22.0 million in the first quarter and $32.0 million in the second quarter of 2004. The allowance for loan losses to total loans decreased slightly to 1.07% at June 30, 2005, as compared to 1.09% at March 31, 2005 and 1.21% at June 30, 2004. The allowance for loan losses to non-performing loans now stands at 272%, as compared to 255% at March 31, 2005 and 232% at June 30, 2004.

    Capital
    During the quarter, Sovereign repurchased ten million shares under a previously announced repurchase program, for a total of 12 million shares in the first and second quarters. Sovereign's Tier 1 leverage ratio was 6.86% at June 30, 2005. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI"), was 5.13% and including OCI was 4.88%. The equity to assets ratio was 9.58% at June 30, 2005. Sovereign Bank's Tier 1 leverage ratio was 7.19% and the bank's risk-based capital ratio was 11.28% at June 30, 2005. "During the first and second quarter we returned 86% of net income to our shareholders through cash dividends and share repurchases. We believe share repurchases are an optimal use of our excess capital at the current time and have repurchased an additional four million shares so far in the third quarter," commented McCollom.

    Looking Ahead
    "Overall, we felt the second quarter contained several positives such as very strong commercial loan growth, accelerated share repurchases, reduced loan charge-offs, and improvement in some of our profitability metrics; however, the interest rate environment remains a challenge for the second half of 2005. Management's stretch goal continues to be to strive to earn about $2.00 in operating/cash earnings per share for 2005, excluding after-tax one-time charges of $.04 per share and amortization of intangible assets of approximately $.12 per share, although we acknowledge this will be very challenging to achieve if the current interest rate environment persists. Nevertheless, we are very focused on maintaining our interest rate, credit risk and capital management discipline and building both long-term and short-term shareholder value through consistently improving earnings and operating metrics over the next few years. We expect to continue sharing with you our long-term stretch goals but will not be providing quarterly earnings guidance," Sidhu concluded.

    Based upon our July 18 stock price of $24.33, Sovereign is trading at a P/E of 13.2x analysts mean 2005 estimate and 155% of current book value. The book value per share at June 30, 2005 was $15.70.

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 19th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's First Quarter 2005 earnings call on Wednesday, July 20 beginning at 8:30 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http:// phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1088336.
The web-cast replay can be accessed anytime from 11:00 a.m. ET on Wednesday, July 20, 2005 through 12:00 a.m. ET on September 19, 2005. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible from 11:00 a.m. ET on Wednesday, July 20, 2005 through 12:00 a.m. ET (midnight) on July 25, 2005 by dialing 800-642-1687, confirmation id #7288002.

    Note:
    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating/cash Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating/cash earnings for the first and second quarters of 2005 represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2005 for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one-time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                   Quarter Ended
                                           --------------------------------------------------------------
(dollars in millions, except                 June 30     Mar. 31       Dec. 31     Sept. 30     June 30
 per share data)                              2005         2005         2004         2004         2004
---------------------------------------    ----------   ----------   ----------   ----------   ----------
Operating Data

Net income                                 $    183.5   $    146.2   $    137.4   $     82.5   $    131.4
Net income for EPS purposes (1)                 189.8        152.5        143.7         88.9        137.7
Operating/cash earnings (2)                     196.5        183.3        167.5        157.9        143.4
Net interest income                             402.9        398.2        387.0        363.0        332.0
Provision for loan losses                        22.0         22.0         27.0         25.0         32.0
Total fees and other income before
 securities transactions                        158.9        133.4        126.5        108.3        124.2
Net gain (loss) on investment
 securities                                       3.4          8.0        (24.7)        20.2          0.8
G&A expense                                     273.4        257.1        257.3        237.7        224.6
Other expenses                                   27.1         63.8         30.5        129.1         28.1

Performance Statistics

Bancorp

Net interest margin                              3.13%        3.26%        3.29%        3.17%        3.22%
Operating/cash return on average
 assets (2)                                      1.31%        1.29%        1.22%        1.17%        1.20%
Operating/cash return on average
 equity (2)                                     13.84%       13.30%       13.61%       13.82%       14.87%
Operating/cash return on average
 tangible equity (2)                            29.09%       26.45%       26.65%       26.96%       24.75%
Annualized net loan charge-offs to
 average loans                                   0.19%        0.20%        0.28%        0.25%        0.43%
Efficiency ratio (3)                            48.67%       48.36%       50.10%       50.44%       49.22%

Per Share Data

Basic earnings per share                   $     0.50   $     0.40   $     0.40   $     0.25   $     0.43
Diluted earnings per share (1)                   0.47         0.38         0.38         0.24         0.41
Operating/cash earnings per
 share (2)                                       0.49         0.46         0.48         0.46         0.46
Dividend declared per share                      .040         .030         .030         .030         .030
Book value (4)                                  15.70        15.22        14.41        13.95        12.46
Common stock price:
  High                                          22.70        23.73        22.61        22.48        22.10
  Low                                           20.13        21.89        21.14        20.48        19.51
  Close                                    $    22.34   $    22.16   $    22.55   $    21.82   $    22.10
Weighted average common shares:
  Basic                                         367.9        368.9        345.6        335.6        306.1
  Diluted (1)                                   400.4        401.3        377.6        367.8        337.8
End-of-period common shares:
  Basic                                         365.8        374.8        346.1        345.3        306.2
  Diluted (1)                                   398.3        407.4        378.2        377.3        338.2

                                                            Year to Date
                                                     ---------------------------
(dollars in millions, except per                        June 30        June 30
 share data)                                             2005           2004
--------------------------------------------------   ------------   ------------
Operating Data

Net income                                           $      329.6   $      233.6
Net income for EPS purposes (1)                             342.4          242.2
Operating/cash earnings (2)                                 379.9          276.9
Net interest income                                         801.1          654.9
Provision for loan losses                                    44.0           75.0
Total fees and other income before
 securities transactions                                    292.3          233.3
Net gain (loss) on investment securities                     11.3           18.7
G&A expense                                                 530.5          447.7
Other expenses                                               90.9           76.6

Performance Statistics

Bancorp

Net interest margin                                          3.19%          3.25%
Operating/cash return on average assets (2)                  1.30%          1.19%
Operating/cash return on average equity (2)                 13.57%         14.97%
Operating/cash return on average
 tangible equity (2)                                        27.75%         25.07%
Annualized net loan charge-offs to
 average loans                                               0.21%          0.48%
Efficiency ratio (3)                                        48.52%         50.41%

Per Share Data

Basic earnings per share                             $       0.89   $       0.77
Diluted earnings per share (1)                               0.85           0.74
Operating/cash earnings per share (2)                        0.95           0.90
Dividend declared per share                                 0.070          0.055
Book value (4)                                              15.70          12.46
Common stock price:
  High                                                      23.73          24.51
  Low                                                       20.13          19.51
  Close                                              $      22.34   $      22.10
Weighted average common shares:
  Basic                                                     368.3          303.4
  Diluted (1)                                               400.8          327.3
End-of-period common shares:
  Basic                                                     365.8          306.2
  Diluted (1)                                               398.3          338.2

NOTES:

(1) Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after-tax impact of the interest expense on this debt be added back to net income for earnings per share purposes. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Prior period earnings per share were required to be restated. We have excluded the impact of this pronouncement in our calculation of 2004 operating/cash earnings per share.
(2) Operating/cash earnings represent net income excluding the after-tax effects of special items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, and certain restructuring charges. Additionally, for 2004, operating/cash earnings excludes the impact of EITF 04-8. See page I and J for a reconciliation of GAAP and Non-GAAP measures.
(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
(4) Book value equals stockholders' equity at period-end divided by common shares outstanding.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                      Quarter Ended
                                           ------------------------------------------------------------------
                                             June 30       Mar. 31       Dec. 31      Sept. 30       June 30
(dollars in millions)                          2005         2005          2004          2004          2004
----------------------------------------   ----------    ----------    ----------    ----------    ----------
Financial Condition Data:

General
  Total assets                             $   59,922    $   58,926    $   54,471    $   55,755    $   48,687
  Loans                                        41,267        40,320        36,631        35,262        29,130
  Total deposits and customer
   related accounts:                           36,102        36,686        32,556        33,102        29,001
    Core deposits and other
     customer related
     accounts                                  26,683        27,225        25,441        25,744        22,824
    Time deposits                               9,419         9,461         7,114         7,358         6,176
  Borrowings                                   17,069        15,555        16,140        16,919        15,157
  Minority interests                              205           204           204           203           203
  Stockholders' equity                          5,743         5,705         4,988         4,815         3,815
  Goodwill                                      2,714         2,721         2,125         2,103         1,289
  Core deposit intangible                         250           269           257           305           249

Asset Quality
  Non-performing assets                    $    173.2    $    186.9    $    160.1    $    168.8    $    176.1
  Non-performing loans                     $    162.4    $    171.9    $    143.6    $    147.5    $    152.2
  Non-performing assets to
   total assets                                  0.29%         0.32%         0.29%         0.30%         0.36%
  Non-performing loans to
   total loans                                   0.39%         0.43%         0.39%         0.42%         0.52%
  Allowance for loan losses                $    442.5    $    437.7    $    408.7    $    406.6    $    352.6
  Allowance for loan losses
   to total loans                                1.07%         1.09%         1.12%         1.15%         1.21%
  Allowance for loan losses
   to non-performing loans                        272%          255%          285%          276%          232%

Capitalization - Bancorp (1)
  Stockholders' equity to
   total assets                                  9.58%         9.68%         9.16%         8.64%         7.84%
  Tier 1 leverage capital
   ratio                                         6.86%         6.96%         7.05%         6.56%         7.13%
  Tangible equity to tangible
   assets, excluding OCI                         5.13%         5.22%         5.25%         4.77%         5.28%
  Tangible equity to tangible
   assets, including OCI                         4.88%         4.86%         5.00%         4.51%         4.83%

Capitalization - Bank (1)
  Stockholders' equity to
   total assets                                 11.30%        11.58%        10.77%        10.20%         9.12%
  Tier 1 leverage capital
   ratio                                         7.19%         7.44%         7.21%         6.66%         6.85%
  Tier 1 risk-based capital
   ratio                                         8.64%         8.93%         8.79%         8.51%         8.92%
  Total risk-based capital
   ratio                                        11.28%        11.59%        11.64%        11.43%        12.12%

(1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                       June 30        Mar. 31
(dollars in thousands)                                   2005           2005
--------------------------------------------------   ------------   ------------
Assets
Cash and amounts due
 from depository institutions                        $  1,176,891   $    981,674
Investments:
  Available-for-sale                                    7,529,964      7,709,353
  Held-to-maturity                                      4,055,135      3,839,848
    Total investments                                  11,585,099     11,549,201
Loans:
  Commercial                                           16,152,017     15,363,592
  Consumer                                             15,118,396     15,173,459
  Residential mortgages                                 9,997,066      9,782,953
    Total loans                                        41,267,479     40,320,004
Less allowance for loan losses                           (442,484)      (437,661)
    Total loans, net                                   40,824,995     39,882,343
Premises and equipment, net                               391,140        394,604
Accrued interest receivable                               247,505        258,849
Goodwill                                                2,713,894      2,720,651
Core deposit intangible                                   250,025        268,528
Bank owned life insurance                                 996,645        992,426
Other assets                                            1,736,089      1,877,557
    Total assets                                     $ 59,922,283   $ 58,925,833

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                          $ 26,682,873   $ 27,224,877
  Time deposits                                         9,418,691      9,460,879
    Total                                              36,101,564     36,685,756
Borrowings and other debt obligations                  17,068,806     15,554,598
Other liabilities                                         804,363        775,976
    Total liabilities                                  53,974,733     53,016,330
Minority interests                                        204,721        204,286
Stockholders' equity:
  Common Stock                                          3,636,750      3,609,269
  Warrants and stock options                              339,517        346,116
  Unallocated ESOP shares                                 (23,707)       (23,707)
  Treasury stock                                         (280,223)       (64,495)
  Accumulated other
   comprehensive (loss) / income                         (105,727)      (169,312)
  Retained earnings                                     2,176,219      2,007,346
    Total stockholders' equity                          5,742,829      5,705,217
    Total liabilities and
     stockholders' equity                            $ 59,922,283   $ 58,925,833

                                              Dec. 31        Sept. 30         June 30
(dollars in thousands)                          2004            2004            2004
----------------------------------------   -------------   -------------   -------------
Assets
Cash and amounts due
 from depository institutions              $   1,160,922   $   1,266,044   $   1,026,719
Investments:
  Available-for-sale                           7,642,558      10,111,845      10,493,897
  Held-to-maturity                             3,904,319       4,027,472       4,007,041
    Total investments                         11,546,877      14,139,317      14,500,938
Loans:
  Commercial                                  13,864,240      13,445,735      12,251,456
  Consumer                                    14,269,343      13,856,992      11,986,107
  Residential mortgages                        8,497,496       7,958,974       4,892,305
    Total loans                               36,631,079      35,261,701      29,129,868
Less allowance for loan losses                  (408,716)       (406,612)       (352,637)
    Total loans, net                          36,222,363      34,855,089      28,777,231
Premises and equipment, net                      353,337         352,089         286,682
Accrued interest receivable                      226,012         225,918         196,347
Goodwill                                       2,125,081       2,103,158       1,289,340
Core deposit intangible                          256,694         304,754         249,169
Bank owned life insurance                        885,807         879,189         851,155
Other assets                                   1,694,220       1,629,450       1,509,296
    Total assets                           $  54,471,313   $  55,755,008   $  48,686,877

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                $  25,441,145   $  25,743,796   $  22,824,310
  Time deposits                                7,114,373       7,357,882       6,176,310
    Total                                     32,555,518      33,101,678      29,000,620
Borrowings and other debt
 obligations                                  16,140,128      16,919,164      15,157,017
Other liabilities                                583,389         715,326         511,131
    Total liabilities                         49,279,035      50,736,168      44,668,768
Minority interests                               203,906         203,488         202,919
Stockholders' equity:
  Common Stock                                 2,949,870       2,934,733       2,105,312
  Warrants and stock options                     317,842         318,874         306,594
  Unallocated ESOP shares                        (23,707)        (26,078)        (26,078)
  Treasury stock                                 (19,136)        (19,767)        (20,242)
  Accumulated other
   comprehensive (loss) / income                (108,092)       (136,645)       (222,499)
  Retained earnings                            1,871,595       1,744,235       1,672,103
    Total stockholders' equity                 4,988,372       4,815,352       3,815,190
    Total liabilities and
     stockholders' equity                  $  54,471,313   $  55,755,008   $  48,686,877

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                                    Quarter Ended
                                           --------------------------------------------------------------
(dollars in thousands,                       June 30      Mar. 31      Dec. 31     Sept. 30      June 30
 except per share data)                        2005        2005         2004         2004         2004
----------------------------------------   ----------   ----------   ----------   ----------   ----------
Interest and dividend
 income:
   Interest on interest-
    earning deposits                       $    1,896   $    2,233   $    1,721   $    1,505   $      980
   Interest on investment
    securities
       Available for sale                      95,878       94,884      102,945      124,803      136,497
       Held to maturity                        45,091       45,119       45,512       46,470       31,879
   Interest on loans                          566,936      518,820      474,010      412,771      345,288
     Total interest and
      dividend income                         709,801      661,056      624,188      585,549      514,644
Interest expense:
   Deposits and related
    customer accounts                         139,879      114,178       91,731       83,160       63,142
   Borrowings                                 167,047      148,700      145,445      139,439      119,463
     Total interest
      expense                                 306,926      262,878      237,176      222,599      182,605
     Net interest
      income                                  402,875      398,178      387,012      362,950      332,039
Provision for loan losses                      22,000       22,000       27,000       25,000       32,000
     Net interest
      income after
      provision for
      loan losses                             380,875      376,178      360,012      337,950      300,039
Non-interest income:
   Consumer banking fees                       73,063       66,555       67,759       62,771       58,072
   Commercial banking
    fees                                       35,531       33,008       32,843       31,757       30,552
   Mortgage banking
    revenue (1)                                21,547       11,932        4,726       (4,080)      16,436
   Capital markets revenue                      3,700        4,686        6,548        3,409        5,099
   Bank owned life
    insurance income                           12,918       10,903       10,136        9,922        9,588
   Other                                       12,092        6,351        4,480        4,498        4,499
     Total fees and other
      income before security
      gains                                   158,851      133,435      126,492      108,277      124,246
   Net gain/(loss) on
    securities                                  3,355        7,979      (24,728)      20,247          829
     Total non-
      interest income                         162,206      141,414      101,764      128,524      125,075
Non-interest expense:
General and administrative
   Compensation and
    benefits                                  135,803      125,125      123,967      114,871      105,224
   Occupancy and equipment                     61,348       62,870       59,221       54,976       52,097
   Technology expense                          21,606       18,668       21,486       18,935       19,333
   Outside services                            13,805       14,648       13,901       14,332       12,746
   Marketing expense                           11,757       11,047       13,089       11,983       10,751
   Other administrative
    expenses                                   29,072       24,756       25,587       22,583       24,433
     Total general and
      administrative                          273,391      257,114      257,251      237,680      224,584
Other expenses:
   Amortization of core
    deposit intangibles                        18,815       18,956       17,670       19,836       17,576
   Trust preferred
    securities and other
    minority interest
    expense                                     5,752        5,668        5,630        5,502        5,438
   Equity method
    investments                                10,966       10,770       11,875       10,257        7,327
   Loss/(gain) on debt
    extinguishment                                  -            -          500       65,546       (2,285)
   Restructuring charges                            -        5,204            -            -            -
   Merger-related and
    integration charges                        (8,447)      23,191       (5,169)      27,941            -
     Total other expenses                      27,086       63,789       30,506      129,082       28,056
       Total non-
        interest expense                      300,477      320,903      287,757      366,762      252,640
     Income before
      income taxes                            242,604      196,689      174,019       99,712      172,474
Income tax expense                             59,133       50,538       36,590       17,170       41,120
     Net income                            $  183,471   $  146,151   $  137,429   $   82,542   $  131,354

(1) Mortgage banking
 activity is summarized
 below:
Gains on sale of mortgage
 loans and mortgage
 backed securities                         $   28,371   $    6,377   $    2,438   $    4,090   $    2,808
Net gains/(loss) recorded
 under SFAS 133                                   314          653         (111)        (112)      (1,878)
Mortgage servicing fees,
 net of mortgage
 servicing rights
 amortization                                   1,627          948          664        1,343       (1,628)
Mortgage servicing right
 (impairments)/recoveries                      (8,765)       3,954        1,735       (9,401)      17,134
     Total mortgage
      banking revenues                     $   21,547   $   11,932   $    4,726   $   (4,080)  $   16,436

                                                            Year to  Date
                                                     ---------------------------
                                                        June 30        June 30
(dollars in thousands, except per share data)            2005           2004
--------------------------------------------------   ------------   ------------
Interest and dividend income:
   Interest on interest-earning deposits             $      4,129   $      1,508
   Interest on investment securities
       Available for sale                                 190,762        273,723
       Held to maturity                                    90,210         60,698
   Interest on loans                                    1,085,756        678,478
     Total interest and dividend income                 1,370,857      1,014,407
Interest expense:
   Deposits and related customer accounts                 254,057        128,154
   Borrowings                                             315,747        231,398
     Total interest expense                               569,804        359,552
     Net interest income                                  801,053        654,855
Provision for loan losses                                  44,000         75,000
     Net interest income after
      provision for loan losses                           757,053        579,855
Non-interest income:
   Consumer banking fees                                  139,618        112,057
   Commercial banking fees                                 68,539         59,237
   Mortgage banking revenue (1)                            33,479         21,863
   Capital markets revenue                                  8,386          9,986
   Bank owned life insurance income                        23,821         19,214
   Other                                                   18,443         10,943
     Total fees and other income before
      security gains                                      292,286        233,300
   Net gain/(loss) on securities                           11,334         18,710
     Total non-interest income                            303,620        252,010
Non-interest expense:
General and administrative
   Compensation and benefits                              260,928        209,304
   Occupancy and equipment                                124,218        106,476
   Technology expense                                      40,274         36,938
   Outside services                                        28,453         25,082
   Marketing expense                                       22,804         21,451
   Other administrative expenses                           53,828         48,479
     Total general and administrative                     530,505        447,730
Other expenses:
   Amortization of core deposit intangibles                37,771         35,129
   Trust preferred securities and other
    minority interest expense                              11,420         10,874
    Equity method investments                              21,736          9,339
    Loss/(gain) on debt extinguishment                          -         (2,285)
    Restructuring charges                                   5,204              -
    Merger-related and integration charges                 14,744         23,587
      Total other expenses                                 90,875         76,644
        Total non-interest expense                        621,380        524,374
      Income before income taxes                          439,293        307,491
Income tax expense                                        109,671         73,910
      Net income                                     $    329,622   $    233,581

(1) Mortgage banking activity is
 summarized below:
Gains on sale of mortgage loans and
 mortgage backed securities                          $     34,748   $     19,277
Net gains/(loss) recorded under SFAS 133                      967         (1,797)
Mortgage servicing fees, net of
 mortgage servicing rights amortization                     2,575         (1,491)
Mortgage servicing right
 (impairments)/recoveries                                  (4,811)         5,874
     Total mortgage banking revenues                 $     33,479   $     21,863

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                          Quarter Ended
                                                          June 30, 2005
                                           ---------------------------------------------
                                              Average                         Yield/
(dollars in thousands)                        Balance      Interest (1)        Rate
----------------------------------------   -------------   -------------   -------------
Earning assets:
   Investment securities                   $  12,178,325   $     154,041            5.06%
   Loans:
    Commercial                                15,768,250         232,919            5.92%
    Consumer                                  14,948,933         196,816            5.28%
    Residential mortgages                     10,634,549         138,329            5.20%
    Total loans                               41,351,732         568,064            5.50%
    Allowance for loan losses                   (444,761)
    Total earning assets                      53,085,296   $     722,105            5.45%
Other assets                                   7,103,038
    Total assets                           $  60,188,334

Funding liabilities:
  Deposits and other customer related
   accounts:
       Demand deposit accounts             $   5,276,428   $           -            0.00%
       NOW accounts                            8,425,311          31,835            1.52%
       Customer repurchase agreements            795,418           4,790            2.42%
       Savings accounts                        3,864,148           6,243            0.65%
       Money market accounts                   8,417,965          31,034            1.48%
     Core and other customer related
      accounts                                26,779,270          73,902            1.11%
     Time deposits                             9,458,184          65,977            2.80%
     Total                                    36,237,454         139,879            1.55%

  Borrowings:
     Federal Home Loan Bank advances          11,775,740         116,767            3.98%
     Fed funds and repurchase agreements       1,614,427          12,167            3.02%
     Other borrowings                          4,164,200          38,113            3.67%
     Total borrowings                         17,554,367         167,047            3.81%
     Total funding liabilities                53,791,821         306,926            2.29%
Other liabilities                                698,857
     Total liabilities                        54,490,678
Stockholders' equity                           5,697,656
     Total liabilities and
      stockholders' equity                 $  60,188,334
Net interest income                                        $     415,179
Interest rate spread                                                                2.76%
Net interest margin                                                                 3.13%

(1) Tax equivalent basis

                                                           Quarter Ended
                                                          March 31, 2005
                                           ---------------------------------------------
                                              Average                          Yield/
(dollars in thousands)                        Balance      Interest (1)        Rate
----------------------------------------   -------------   -------------   -------------
Earning assets:
   Investment securities                   $  12,128,935   $     153,197            5.06%
   Loans:
    Commercial                                14,870,517         204,413            5.56%
    Consumer                                  14,886,031         193,931            5.27%
    Residential mortgages                      9,167,485         122,676            5.35%
    Total loans                               38,924,033         521,020            5.40%
    Allowance for loan losses                   (432,852)
    Total earning assets                      50,620,116   $     674,217            5.37%
Other assets                                   6,922,971
    Total assets                           $  57,543,087

Funding liabilities:
  Deposits and other customer related
   accounts:
       Demand deposit accounts             $   5,162,704   $           -            0.00%
       NOW accounts                            8,041,978          25,455            1.28%
       Customer repurchase agreements            842,657           4,016            1.93%
       Savings accounts                        3,930,308           6,131            0.63%
       Money market accounts                   8,152,525          25,487            1.27%
     Core and other customer related
      accounts                                26,130,172          61,089            0.95%
     Time deposits                             8,659,080          53,089            2.49%
     Total                                    34,789,252         114,178            1.33%

  Borrowings:
     Federal Home Loan Bank advances          10,910,131         104,938            3.89%
     Fed funds and repurchase
      agreements                               1,441,246           9,538            2.66%
     Other borrowings                          4,155,507          34,224            3.32%
     Total borrowings                         16,506,884         148,700            3.64%
     Total funding liabilities                51,296,136         262,878            2.07%
Other liabilities                                658,248
     Total liabilities                        51,954,384
Stockholders' equity                           5,588,703
     Total liabilities and
      stockholders' equity                 $  57,543,087
    Net interest income                                    $    411,339
    Interest rate spread                                                            2.87%
    Net interest margin                                                             3.26%

(1) Tax equivalent basis

                                                                Quarter Ended
                                                                June 30, 2004
                                                ---------------------------------------------
                                                   Average                          Yield/
(dollars in thousands)                             Balance      Interest (1)        Rate
---------------------------------------------   -------------   -------------   -------------
Earning assets:
   Investment securities                        $  14,766,721   $     179,444            4.86%
   Loans:
    Commercial                                     12,084,881         138,736            4.55%
    Consumer                                       11,302,412         140,510            5.00%
    Residential mortgages                           4,854,811          67,649            5.57%
    Total loans                                    28,242,104         346,895            4.90%
    Allowance for loan losses                        (355,125)
    Total earning assets                           42,653,700   $     526,339            4.93%
Other assets                                        5,357,589
    Total assets                                $  48,011,289

Funding liabilities:
  Deposits and other customer related
   accounts:
       Demand deposit accounts                  $   4,506,601   $           -            0.00%
       NOW accounts                                 6,313,501          10,466            0.67%
       Customer repurchase agreements                 784,850           1,105            0.57%
       Savings accounts                             3,328,743           4,388            0.53%
       Money market accounts                        7,167,639          16,423            0.92%
     Core and other customer related
      accounts                                     22,101,334          32,382            0.59%
     Time deposits                                  6,070,703          30,760            2.04%
     Total                                         28,172,037          63,142            0.90%

  Borrowings:
     Federal Home Loan Bank advances                8,271,726          79,227            3.81%
     Fed funds and repurchase agreements            3,148,479           7,529            0.94%
     Other borrowings                               3,868,466          32,707            3.36%
     Total borrowings                              15,288,671         119,463            3.10%
     Total funding liabilities                     43,460,708         182,605            1.68%
Other liabilities                                     671,178
     Total liabilities                             44,131,886
Stockholders' equity                                3,879,403
     Total liabilities and
      stockholders' equity                      $  48,011,289
Net interest income                                             $     343,734
Interest rate spread                                                                     2.86%
Net interest margin                                                                      3.22%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                                 Year to Date
                                                                June 30, 2005
                                                ---------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance       Interest (1)       Rate
---------------------------------------------   -------------   -------------   -------------
Earning assets:
   Investment securities                        $  12,153,766   $     307,236            5.06%
   Loans:
    Commercial                                     15,321,314         437,327            5.75%
    Consumer                                       14,917,656         390,747            5.27%
    Residential mortgages                           9,905,070         261,005            5.27%
    Total loans                                    40,144,040       1,089,079            5.46%
    Allowance for loan losses                        (438,839)
    Total earning assets                           51,858,967   $   1,396,315            5.41%
Other assets                                        7,013,495
    Total assets                                $  58,872,462

Funding liabilities:
  Deposits and other customer related
   accounts:
       Demand deposit accounts                  $   5,219,880   $           -            0.00%
       NOW accounts                                 8,234,704          57,291            1.40%
       Customer repurchase agreements                 818,907           8,806            2.17%
       Savings accounts                             3,897,045          12,373            0.64%
       Money market accounts                        8,285,978          56,521            1.38%
     Core and other customer related
      accounts                                     26,456,514         134,991            1.03%
     Time deposits                                  9,060,839         119,066            2.65%
     Total                                         35,517,353         254,057            1.44%
  Borrowings:
     Federal Home Loan Bank advances               11,345,327         221,703            3.94%
     Fed funds and repurchase
      agreements                                    1,528,315          21,705            2.85%
     Other borrowings                               4,159,878          72,339            3.49%
     Total borrowings                              17,033,520         315,747            3.73%
     Total funding liabilities                     52,550,873         569,804            2.18%
Other liabilities                                     678,089
     Total liabilities                             53,228,962
Stockholders' equity                                5,643,500
     Total liabilities and
      stockholders' equity                      $  58,872,462
Net interest income                                             $     826,511
Interest rate spread                                                                     2.81%
Net interest margin                                                                      3.19%

(1) Tax equivalent basis


                                                                 Year to Date
                                                                June 30, 2004
                                                ---------------------------------------------
                                                   Average                         Yield/
(dollars in thousands)                             Balance       Interest (1)       Rate
---------------------------------------------   -------------   -------------   -------------
Earning assets:
   Investment securities                        $  14,443,837   $     355,819            4.93%
   Loans:
    Commercial                                     11,748,971         271,060            4.57%
    Consumer                                       10,887,391         276,219            5.10%
    Residential mortgages                           4,980,356         134,392            5.40%
    Total loans                                    27,616,718         681,671            4.93%
    Allowance for loan losses                        (349,405)
    Total earning assets                           41,711,150   $   1,037,490            4.97%
Other assets                                        5,222,896
    Total assets                                $  46,934,046

Funding liabilities:
  Deposits and other customer related
   accounts:
       Demand deposit accounts                  $   4,373,142   $           -            0.00%
       NOW accounts                                 6,151,843          19,598            0.64%
       Customer repurchase agreements                 832,697           2,442            0.59%
       Savings accounts                             3,273,344           8,650            0.53%
       Money market accounts                        7,092,750          33,353            0.95%
     Core and other customer related
      accounts                                     21,723,776          64,043            0.59%
     Time deposits                                  6,089,653          64,111            2.12%
     Total                                         27,813,429         128,154            0.93%
  Borrowings:
     Federal Home Loan Bank advances                8,167,421         157,042            3.82%
     Fed funds and repurchase
      agreements                                    2,851,718          14,947            1.04%
     Other borrowings                               3,716,061          59,409            3.18%
     Total borrowings                              14,735,200         231,398            3.12%
     Total funding liabilities                     42,548,629         359,552            1.69%
Other liabilities                                     665,751
     Total liabilities                             43,214,380
Stockholders' equity                                3,719,666
     Total liabilities and
      stockholders' equity                      $  46,934,046
Net interest income                                             $     677,938
Interest rate spread                                                                     2.89%
Net interest margin                                                                      3.25%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                           June 30       Mar. 31       Dec. 31      Sept. 30      June 30
(dollars in thousands)                      2005          2005          2004          2004          2004
--------------------------------------   ----------    ----------    ----------    ----------    ----------
Non-accrual loans:
  Commercial                             $   91,358    $   95,528    $   80,799    $   89,061    $   90,370
  Consumer                                   38,385        37,637        28,021        24,417        27,923
  Residential mortgages                      31,717        37,669        33,656        32,858        32,635
  Total non-accrual loans                   161,460       170,834       142,476       146,336       150,928
Restructured loans                              939         1,026         1,097         1,205         1,262
  Total non-
   performing loans                         162,399       171,860       143,573       147,541       152,190
Real estate owned, net                        8,494        11,286        12,276        16,397        19,609
Other repossessed assets                      2,302         3,709         4,247         4,824         4,268
  Total non-
   performing assets                     $  173,195    $  186,855    $  160,096    $  168,762    $  176,067

Non-performing loans as
 a percentage of total
 loans                                         0.39%         0.43%         0.39%         0.42%         0.52%
Non-performing assets as
 a percentage of total
 assets                                        0.29%         0.32%         0.29%         0.30%         0.36%
Non-performing assets as
 a percentage of total
 loans, real estate
 owned and repossessed
 assets                                        0.42%         0.46%         0.44%         0.48%         0.60%
Allowance for loan
 losses as a percentage
 of non-performing loans                        272%          255%          285%          276%          232%

NET LOAN CHARGE-OFFS

                                          June 30       Mar. 31       Dec. 31       Sept. 30       June 30
Quarters ended (in thousands)               2005          2005          2004          2004          2004
--------------------------------------   ----------    ----------    ----------    ----------    ----------
  Commercial real estate                 $      294    $     (492)   $      614    $   (1,064)   $    6,117
  Commercial and industrial
   and other                                  8,964         7,200        10,357        10,823        14,502
  Total Commercial                            9,258         6,708        10,971         9,759        20,619

  Auto loans                                  5,851         9,557        10,641         7,615         6,418
  Home equity loans and other                 4,241         3,280         2,840         2,770         3,268
  Total Consumer                             10,092        12,837        13,481        10,385         9,686

  Residential mortgages                          72            43           444           326            65
    Total                                $   19,422    $   19,588    $   24,896    $   20,470    $   30,370

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                            June 30        Mar. 31
Quarters ended (in thousands)                2005           2005
--------------------------------------   ------------   ------------
  Demand deposit accounts                $  5,378,465   $  5,377,378
  NOW accounts                              8,269,183      8,422,725
  Customer repurchase agreements              875,203        828,388
  Savings accounts                          3,807,967      3,922,642
  Money market accounts                     8,352,055      8,673,744
  Certificates of deposits                  9,418,691      9,460,879
    Total                                $ 36,101,564   $ 36,685,756

                                            Dec. 31       Sept. 30       June 30
Quarters ended (in thousands)                 2004           2004           2004
--------------------------------------   ------------   ------------   ------------
  Demand deposit accounts                $  5,087,531   $  5,072,090   $  4,698,610
  NOW accounts                              7,838,584      7,748,012      6,554,831
  Customer repurchase agreements              837,643        848,890        810,062
  Savings accounts                          3,807,099      3,667,116      3,303,890
  Money market accounts                     7,870,288      8,407,688      7,456,917
  Certificates of deposits                  7,114,373      7,357,882      6,176,310
    Total                                $ 32,555,518   $ 33,101,678   $ 29,000,620

LOAN COMPOSITION - End of period

                                           June 30         Mar. 31
Quarters ended (in thousands)                2005           2005
--------------------------------------   ------------   ------------
  Commercial real estate                 $  6,946,477   $  6,837,814
  Commercial industrial loans               9,205,540      8,525,778
Total commercial loans                     16,152,017     15,363,592
  Home equity loans                        10,300,629     10,280,735
  Auto loans                                4,285,537      4,296,296
  Other                                       532,230        596,428
Total consumer loans                       15,118,396     15,173,459
Total residential loans                     9,997,066      9,782,953
Total loans                              $ 41,267,479   $ 40,320,004

                                            Dec. 31       Sept. 30       June 30
Quarters ended (in thousands)                2004           2004           2004
--------------------------------------   ------------   ------------   ------------
  Commercial real estate                 $  5,824,133   $  5,800,536   $  5,050,915
  Commercial industrial loans               8,040,107      7,645,199      7,200,541
Total commercial loans                     13,864,240     13,445,735     12,251,456
  Home equity loans                         9,577,656      8,988,139      7,790,049
  Auto loans                                4,205,547      4,340,487      3,631,153
  Other                                       486,140        528,366        564,905
Total consumer loans                       14,269,343     13,856,992     11,986,107
Total residential loans                     8,497,496      7,958,974      4,892,305
Total loans                              $ 36,631,079   $ 35,261,701   $ 29,129,868

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                            June 30        Mar. 31
Quarters ended (in thousands)                2005           2005
--------------------------------------   ------------   ------------
  Demand deposit accounts                $  5,276,428   $  5,162,704
  NOW accounts                              8,425,311      8,041,978
  Customer repurchase agreements              795,418        842,657
  Savings accounts                          3,864,148      3,930,308
  Money market accounts                     8,417,965      8,152,525
  Certificates of deposits                  9,458,184      8,659,080
    Total                                $ 36,237,454   $ 34,789,252

                                            Dec. 31       Sept. 30        June 30
Quarters ended (in thousands)                2004           2004           2004
--------------------------------------   ------------   ------------   ------------
  Demand deposit accounts                $  5,103,981   $  4,936,996   $  4,506,601
  NOW accounts                              7,544,694      7,117,978      6,313,501
  Customer repurchase agreements              851,928        821,182        784,850
  Savings accounts                          3,821,004      3,621,567      3,328,743
  Money market accounts                     8,082,448      8,256,017      7,167,639
  Certificates of deposits                  7,221,061      6,985,446      6,070,703
    Total                                $ 32,625,116   $ 31,739,186   $ 28,172,037

LOAN COMPOSITION - Average

                                            June 30       Mar. 31
Quarters ended (in thousands)                2005           2005
--------------------------------------   ------------   ------------
  Commercial real estate                 $  6,909,795   $  6,494,572
  Commercial industrial loans               8,008,968      7,522,968
  Other                                       849,487        852,977
Total commercial loans                     15,768,250     14,870,517
  Home equity loans                        10,127,012     10,002,411
  Auto loans                                4,262,377      4,305,100
  Other                                       559,544        578,520
Total consumer loans                       14,948,933     14,886,031
Total residential loans                    10,634,549      9,167,485
Total loans                              $ 41,351,732   $ 38,924,033

                                            Dec. 31       Sept. 30        June 30
Quarters ended (in thousands)                2004           2004            2004
--------------------------------------   ------------   ------------   ------------
  Commercial real estate                 $  5,788,936   $  5,621,144   $  5,014,765
  Commercial industrial loans               6,953,564      6,534,378      6,214,663
  Other                                       857,351        850,871        855,453
Total commercial loans                     13,599,851     13,006,393     12,084,881
  Home equity loans                         9,245,711      8,177,146      7,206,082
  Auto loans                                4,266,466      4,198,175      3,636,061
  Other                                       508,705        544,404        460,269
Total consumer loans                       14,020,882     12,919,725     11,302,412
Total residential loans                     8,199,190      6,675,476      4,854,811
Total loans                              $ 35,819,923   $ 32,601,594   $ 28,242,104

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING/CASH EARNINGS TO REPORTED EARNINGS
(unaudited)

    Operating/cash earnings for 2005 represents net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets. Operating/cash earnings for 2004 represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt, the fourth quarter adoption of EITF 04-8, other-than-temporary non-cash impairment charges on Fannie Mae and Freddie Mac preferred equity securities and the amortization of intangible assets. Management's operating/cash earnings goal for 2005 excludes the after-tax effects of merger-related and integration charges, certain restructuring charges and the amortization of intangible assets. The table below reconciles our GAAP earnings to operating/cash earnings.

(dollars in thousands, except per share data - all amounts are after tax)

                                                            Quarter Ended
                                                            Total dollars
                                  ------------------------------------------------------------------
                                    Jun. 30       Mar. 31       Dec. 31       Sep. 30      Jun. 30
                                     2005          2005          2004          2004          2004
                                  ----------    ----------    ----------    ----------    ----------
Net income as reported            $  183,471    $  146,151    $  137,429    $   82,542    $  131,354
Contingently convertible
 trust preferred
 interest expense, net
 of tax (1)                            6,335         6,394         6,318         6,310         6,301
Net income/(loss) for
 EPS purposes                     $  189,806    $  152,545    $  143,747    $   88,852    $  137,655

Weighted average diluted
 shares for GAAP EPS                 400,371       401,339       377,625       367,782       337,771

Reconciliation to
 operating/cash earnings

Weighted average diluted
 shares for GAAP EPS                 400,371       401,339       377,625       367,782       337,771
Exclude dilutive effect
 of EITF 04-8 on
 contingently
 convertible debt (1)                      -             -       (26,082)      (26,082)      (26,082)
Adjusted weighted
 average diluted shares
 for Operating/cash EPS              400,371       401,339       351,543       341,700       311,689

Net income and EPS as
 reported based on
 adjusted share count (1)         $  189,806    $  152,545    $  137,429    $   82,542    $  131,354

  Business acquisitions:
    Merger related and
     integration costs                (5,490)       15,074        (3,360)       18,162             -
    Provision for
     loan loss                             -             -             -             -             -
  Loss on debt
   extinguishment                          -             -             -        42,605             -
  Impairment charges on
   FNMA and FHLMC
   Preferred Stock                         -             -        20,891             -             -
  Restructuring charges (2)                -         3,382             -             -             -
  Amortization of
   intangibles                        12,229        12,322        12,562        14,578        12,047
Operating/cash earnings           $  196,545    $  183,323    $  167,522    $  157,887    $  143,401

                                                              Per share
                                  ------------------------------------------------------------------
                                    Jun. 30       Mar. 31       Dec. 31      Sep. 30        Jun. 30
                                     2005          2005          2004          2004          2004
                                  ----------    ----------    ----------    ----------    ----------
Net income as reported
Contingently convertible trust
 preferred interest expense,
 net of tax (1)
Net income/(loss)
 for EPS purposes                 $     0.47    $     0.38    $     0.38    $     0.24    $     0.41

Weighted average diluted
 shares for GAAP EPS

Reconciliation to
 operating/cash earnings

Weighted average diluted
 shares for GAAP EPS
Exclude dilutive effect of
 EITF 04-8 on contingently
 convertible debt (1)
Adjusted weighted average
 diluted shares for
 Operating/cash EPS

Net income and EPS as
 reported based on
 adjusted share count (1)         $     0.47    $     0.38    $     0.39    $     0.24    $     0.42

  Business acquisitions:
    Merger related and
     integration costs                 (0.01)         0.04         (0.01)         0.05             -
    Provision for loan loss                -             -             -             -             -
  Loss on debt extinguishment              -             -             -          0.12             -
  Impairment charges on
   FNMA and FHLMC
   Preferred Stock                         -             -          0.06             -             -
  Restructuring charges (2)                -          0.01             -             -             -
  Amortization of intangibles           0.03          0.03          0.04          0.04          0.04
Operating/cash earnings           $     0.49    $     0.46    $     0.48    $     0.46    $     0.46


                                                      Year to Date
                                  ----------------------------------------------------
                                       Total dollars                 Per Share             Forward-
                                  ------------------------    ------------------------     Looking
                                   Jun. 30       Jun. 30        Jun. 30       Jun. 30     Per Share
                                     2005          2004          2005          2004          2005
                                  ----------    ----------    ----------    ----------    ----------
Net income as reported            $  329,622    $  233,581
Contingently convertible
 trust preferred interest
 expense, net of tax (1)              12,729         8,586
Net income/(loss) for EPS
 purposes                         $  342,351    $  242,167    $     0.85    $     0.74    $     1.84

Weighted average diluted
 shares for GAAP EPS                 400,843       327,298

Reconciliation to
 operating/cash earnings

Weighted average diluted
 shares for GAAP EPS                 400,843       327,298
Exclude dilutive effect
 of EITF 04-8 on contingently
 convertible debt (1)                      -       (18,115)
Adjusted weighted average
 diluted shares for
 Operating/cash EPS                  400,843       309,183

Net income and EPS as
 reported based on adjusted
 share count (1)                  $  342,351    $  233,581    $     0.85    $     0.76

  Business acquisitions:
    Merger related and
     integration costs                 9,584        15,332          0.02          0.05          0.03
    Provision for loan loss                -         3,900             -          0.01             -
  Loss on debt extinguishment              -             -             -             -             -
  Impairment charges on FNMA and
   FHLMC Preferred Stock                   -             -             -             -             -
  Restructuring charges (2)            3,382             -          0.01             -          0.01
  Amortization of intangibles         24,551        24,046          0.06          0.08          0.12
Operating/cash earnings           $  379,868    $  276,859    $     0.95    $     0.90    $     2.00

(1) Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after-tax impact of the interest expense on this debt be added back to net income for earnings per share purposes. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Prior period earnings per share were restated. We have excluded the impact of this pronouncement in our calculation of 2004 operating/cash earnings per share, however it is included in our calculation for 2005 operating/cash earnings per share.

(2) Sovereign incurred restructuring charges in the first quarter of 2005 related to contract termination costs on a loan servicing agreement and a charge related to vacating certain underutilized real estate.

Sovereign Bancorp, Inc. and Subsidiaries

RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                  Quarter Ended
                     ------------------------------------------------------------------------
                       June 30         Mar. 31        Dec. 31       Sept. 30       June 30
                         2005           2005           2004           2004           2004
                     ------------   ------------   ------------   ------------   ------------
Average
 Equity              $  5,697,656   $  5,588,703   $  4,898,154   $  4,544,175   $  3,879,403
Average
 Goodwill               2,725,526      2,507,849      2,118,673      1,941,306      1,289,409
Average CDI               261,854        270,193        278,319        272,861        259,762
Average
 Tangible
 Equity                 2,710,276      2,810,661      2,501,162      2,330,008      2,330,232

Operating
 Return on
 Average Equity             13.84%         13.30%         13.61%         13.82%         14.87%
  Effect of
   Goodwill                 13.91%         11.87%         11.53%         11.52%          8.23%
  Effect of CDI              1.34%          1.28%          1.51%          1.62%          1.66%
Tangible Return
 on Average
 Equity                     29.09%         26.45%         26.65%         26.96%         24.75%

                                                Year-to-Date
                                         ---------------------------
                                            June 30        June 30
                                             2005           2004
                                         ------------   ------------
Average Equity                           $  5,643,500   $  3,719,666
Average Goodwill                            2,617,281      1,234,570
Average CDI                                   265,998        264,063
Average Tangible Equity                     2,760,221      2,221,033

Operating Return on Average Equity              13.57%         14.97%
  Effect of Goodwill                            12.87%          8.32%
  Effect of CDI                                  1.31%          1.78%
Tangible Return on Average Equity               27.75%         25.07%

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

    Purchase of Waypoint Financial Corp Inc. ("Waypoint")

    On January 21, 2005 Sovereign completed the purchase of Waypoint for approximately $950 million. A cash payment of $269.9 million was made in connection with the transaction with the remaining consideration consisting of the issuance of 29.8 million shares of common stock and stock options (to convert outstanding Waypoint stock options into Sovereign stock options). The preliminary purchase price was allocated to acquired assets and liabilities of Waypoint based on fair value as of January 21, 2005. Sovereign is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

Assets and Liabilities Acquired from Waypoint:

(dollars in millions)

Assets                                     Liabilities
Investments                   $   379.2    Deposits:
Loans:                                       Core                      $ 1,503.7
  Commercial                    1,299.0      Time                        1,384.6
  Consumer                        991.3        Total deposits            2,888.3
  Residential mortgages           313.8    Borrowings and other debt
                                            obligations                    668.2
    Total loans                 2,604.1    Other liabilities                67.6
Less allowance for loan
 losses                           (26.5)
    Total loans, net            2,577.6    Total liabilities           $ 3,624.1
Federal funds and cash            324.2
Premises and equipment, net        34.2
Bank owned life insurance          97.0
Other assets                      263.9
Core deposit intangible            31.1
Goodwill                          598.5

    Total assets              $ 4,305.7

    In connection with the Waypoint acquisition, Sovereign recorded charges against its earnings for the three month period ended March 31, 2005 for merger related expenses of $24.7 million pretax ($16.0 million net of tax).

/CONTACT: FINANCIAL CONTACTS: Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com; MEDIA CONTACT: Ed Shultz, +1-610-378-6159, eshultz1@sovereignbank.com, all of Sovereign Bancorp, Inc./ /Web site: http://www.sovereignbank.com /